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                    Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1994, appearing on page 43 of Barrett Business Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.



     Frank, Rimerman & Co.

     San Jose, California
     March 22, 1994


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